Exhibit 5





                    SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                     787 SEVENTH AVENUE                   LOS ANGELES
  ----                    NEW YORK, NEW YORK 10019                    ----
BRUSSELS                  TELEPHONE 212 839 5300                    NEW YORK
  ----                     FACSIMILE 212 839 5599                     ----
 CHICAGO                       www.sidley.com                    SAN FRANCISCO
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 DALLAS                        FOUNDED 1866                         SHANGHAI
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 GENEVA                                                            SINGAPORE
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HONG KONG                                                             TOKYO
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 LONDON                                                         WASHINGTON, D.C.





                                                        January 21, 2004


Reckson Operating Partnership, L.P.
c/o Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York 11747

Ladies and Gentlemen:

         This opinion is furnished in connection with the Registration Statement on Form S-3 (File No. 333-67129) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of debt securities of Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), in an aggregate initial public offering price not to exceed $500,000,000 (the "Debt Securities"). The Registration Statement was declared effective by the Commission on March 11, 1999. On January 14, 2004, the Operating Partnership entered into an underwriting agreement and related terms agreement with regard to a public offering of $150,000,000 aggregate principal amount of its 5.15% Notes due 2011 (the "Notes"), on terms set forth in a prospectus supplement dated January 14, 2004 to the prospectus dated January 14, 2004 (collectively, the "Prospectus"). The Notes will be issued pursuant to an indenture dated as of March 26, 1999 among the Operating Partnership, as issuer, Reckson Associates Realty Corp. (the "Company"), as guarantor, if applicable, and The Bank of New York, as trustee (the "Indenture").

         In arriving at the opinions expressed below, we have examined such documents and records as we deemed appropriate, including the following: the Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership, as amended, of the Operating Partnership and the Articles of Incorporation and the Bylaws, as amended, of the Company; records of corporate proceedings of the Company; the Registration Statement; the Indenture; the form of Notes; the Prospectus; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         Based upon the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Notes have been duly authorized by all necessary partnership action of the Operating Partnership, and when the Notes have been duly executed, authenticated and delivered against consideration therefor as contemplated in the Prospectus, the Notes will constitute valid and legally binding obligations of the Operating Partnership and




  SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS
registered holders of the Notes will be entitled to the benefits of the Indenture; provided, however, that the foregoing opinion is subject, as to enforcement against the Operating Partnership, to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         We are members of the Bar of the State of New York and, accordingly we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the federal securities laws of the United States of America and the Revised Uniform Limited Partnership Act of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Current Report of the Operating Partnership on Form 8-K dated January 21, 2004 and to the references to our firm in the Prospectus under the caption "Legal Matters."

                                         Very truly yours,


                                        /s/ Sidley Austin Brown & WOOD LLP


  SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS



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